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[letterhead]                                                          EXHIBIT 16



October 8, 1996


Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street N.W.
Washington, D.C.  20549


     Re:  Online System Services, Inc.
          File No.  0-28462

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Online System Services, Inc. dated October 7, 1996, and agree with the statements contained therein.

Very truly  yours,


/s/ Jones, Jensen & Company
Jones, Jensen & Company